Exhibit 16 - Power of Attorney

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned as trustees of CURIAN VARIABLE SERIES TRUST (333-177369), a Massachusetts business trust, which has filed or will file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and Investment Company Act of 1940, as amended, various Registration Statements and amendments thereto for the registration under said Acts of the sale of shares of beneficial interest of Curian Variable Series Trust, hereby constitute and appoint Susan S. Rhee, Diana R. Gonzalez, and Mark D. Nerud, his attorney, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to approve and sign such Registration Statements and any and all amendments thereto and to file the same, with all exhibits thereto and other documents, granting unto said attorneys, each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.  This instrument may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned have herewith set their names as of the dates set forth below.

/s/ David W. Agostine	January 8, 2015
David W. Agostine
Trustee

/s/ Gregory P. Contillo	January 8, 2015
Gregory P. Contillo
Trustee

/s/ Dylan E. Taylor	January 8, 2015
Dylan E. Taylor
Trustee

/s/ Mark S. Wehrle	January 8, 2015
Mark S. Wehrle
Trustee

/s/ Scot. T. Wetzel	January 8, 2015
Scot T. Wetzel
Trustee

/s/ Mark D. Nerud	January 8, 2015
Mark D. Nerud
President and Chief Executive Officer (Principal Executive Officer)

/s/ Daniel W. Koors	January 8, 2015
Daniel W. Koors
Treasurer and Chief Financial Officer (Principal Financial Officer)